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                                                            Execution Copy



                     AMENDMENT NO. 2 TO CREDIT AGREEMENT


            AMENDMENT NO. 2 ("Amendment No. 2"), dated as of April 13, 1994, among MP Funding Corporation (the "Company"), Credit Suisse, as issuer of the letter of credit under the Credit Agreement referred to below (in such capacity, the "L/C Bank"), the banks parties hereto (the "Banks") and Credit Suisse, as agent for such Banks (in such capacity, the "Agent").

            WHEREAS, the Company, the L/C Bank, the Banks and the Agent are parties to a First Amended and Restated Credit Agreement, dated as of November 30, 1988, as further amended and restated as of January 25, 1990, as amended by Amendment No. 1 dated as of November 2, 1993 (the "Credit Agreement"); and

            WHEREAS, the Company, the L/C Bank, the Banks and the Agent now desire to further amend the Credit Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            1. Capitalized terms used but not defined in this Amendment No. 2 shall have the meanings given to those terms in the Credit Agreement.

            2. The following new defined terms shall be added in the appropriate alphabetical order to Section 1.01 of the Credit Agreement:

            "MGTC" shall have the meaning provided in Section 2.09 hereof.

"Standby Letter of Credit" shall mean an irrevocable standby letter of credit, substantially in the form of Exhibit H hereto, issued in accordance with Section 2.09 for the benefit of the Agent.

            3.    The definition of "Related Documents" set forth in Section
1.01 of the Credit Agreement is hereby amended by inserting after the phrase "Management Agreement" appearing therein the phrase ", the Standby Letter of Credit".

            4. A new Section 2.09 is hereby added to Article II of the Credit Agreement as follows:
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            Section 2.09.  Standby Letter of Credit. (a)    The Company
      shall provide or cause to be provided on April 13, 1994, and shall maintain or cause to be maintained in full force and effect at all times thereafter through the Final Date, a Standby Letter of Credit. The initial face amount of the Standby Letter of Credit shall be equal to $146,200,000. The named beneficiary under the Standby Letter of Credit shall be the Agent. Drawings under the Standby Letter of Credit shall be applied pro rata with respect to each Bank's share of Reimbursement Obligations.

            (b) The Standby Letter of Credit shall be issued by a bank organized under the laws of the United States or any state thereof or a branch or agency of a foreign bank located in the United States which is subject to regulation and supervision by U.S. federal or state authorities. The issuer of the Standby Letter of Credit shall at all times have a long-term senior unsecured debt rating of at least "AA-" by Standard and Poor's Corporation and "Aa3" by Moody's Investors Service,Inc. In the event that the issuer's credit rating shall fail to meet the requirements set forth above, the Borrowers shall promptly, and in any event within 30 days, deliver to the Agent a replacement Standby Letter of Credit issued by an institution meeting the requirements set forth in this Section 2.09(b). Anything in this Agreement to the contrary notwithstanding, the Borrowers' failure to timely deliver a satisfactory replacement Standby Letter of Credit shall constitute an immediate Event of default hereunder.

            (c) Initially, the Standby Letter of Credit shall be issued by Morgan Guaranty Trust Company of New York ("MGTC"). Except as required pursuant to Section 2.09(a) and (b) above, the Company shall have no right, without the Agent's consent, to replace MGTC as issuer of the Standby Letter of Credit.

            5. A new Section 7.16 is hereby added to Article VII of the Credit Agreement as follows:

      "Section 7.16. Standby Letter of Credit. The Standby Letter of Credit is in full force and effect."

            6. Section 8.05 of the Credit Agreement is hereby amended to add the following sentence to the end thereof:

      "The Company shall immediately, and in any event within two (2) Business Days after obtaining knowledge thereof, notify the Agent of any change or proposed change in the credit rating of the issuer of the Standby Letter of Credit."
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            7.    Sections 8.12 and 8.13 of the Credit Agreement are hereby
deleted in their entirety.

            8. Section 10.01 of the Credit Agreement is hereby amended by deleting in clause (b) (ii) thereof the phrase "if the failure to pay such amount continues for one Business Day after" and substituting in lieu thereof the word "on".

            9.    Section 10.02 of the Credit Agreement is hereby amended
by:

      (i) inserting after the word "actions" in the eighth line thereof, the following phrase "(in addition to actions specified in the last sentence hereof)"; and

      (ii) inserting at the end thereof the following sentence "In addition to the foregoing remedies, the Agent may, and at the request of the Majority Banks shall, upon the failure of the Company to reimburse the L/C Bank for the full amount of any L/C Payment as and when due, immediately draw on the Standby Letter of Credit for the unpaid amount of such L/C Payment (including any accrued and unpaid interest owing thereon); provided that the Agent may not request the first drawing under the Standby Letter of Credit until five Business Days after the date on which the first unreimbursed L/C Payment was due."

            10. There is hereby added to the Credit Agreement Exhibit H "Form of Standby Letter of Credit", a copy of which is attached to this Amendment No. 2 as Annex I.

            11. This Amendment No. 2 shall become effective on the date when signed by the Majority Banks and the Company and the Agent shall have received the following items, which effectiveness shall be promptly notified to each of the parties hereto:

            (a) duly executed counterparts of this Amendment No. 2 from the parties hereto;

            (b)   the Standby Letter of Credit issued by MGTC;

            (c) a duly executed counterpart of the Waiver to Guaranty dated as of the date hereof (the "Waiver to Guaranty") between the Guarantor to the Company, substantially in the form attached hereto as Annex II;

            (d) a duly executed counterpart of the Waiver and Amendment No. 2 to the Master Loan Agreement ("Amendment No. 2 to Master Loan Agreement") dated as of the date hereof among
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      the Company, as lender, and the Borrowers, substantially in the form attached hereto as Annex III;

            (e) an opinion of counsel to MGTC with respect to the due authorization, execution and delivery of the Standby Letter of Credit by MGTC, the enforceability against MGTC of such Standby Letter of Credit and such other matters as the Banks may reasonably require; and

            (f) such other documents, certificates, financial or other information or opinions as the Agent or any Bank may reasonably request.

            12. The Company hereby represents and warrants that each of the representations and warranties made under Article VII of the Credit Agreement are Accurate and Complete with the same force and effect as though made on and as of the date of this Amendment No. 2, except to the extent that such representations and warranties expressly relate to an earlier date, in which case, such representations and warranties were Accurate and Complete on and as of such earlier date. As of the date of this Amendment No. 2, no Event of Default or Potential Default which has not been waived, has occurred and is continuing or would result from the transactions contemplated hereby.

            13. The Company hereby agrees to pay to the Agent all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment No. 2, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

            14. By its signature below, each Bank and the Agent hereby authorizes the Collateral Agent to consent (i) pursuant to Section 9 of the Consent, to Amendment No. 2 to Master Loan Agreement and (ii) pursuant to
Section 7 of the Guarantor's Consent, to the Waiver to Guaranty.

            15. Except as expressly modified and amended hereby, the Credit Agreement remains unchanged and in full force and effect in all respects.

            16. THIS AMENDMENT NO. 2 SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            17. This Amendment No. 2 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which
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counterparts, taken together, shall constitute but one and the same
Amendment No. 2.


            IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be executed by their officers thereunto duly authorized as of the date first above written.


                                    MP Funding Corporation

                                    By:   /s/  Theresa Miles
                                 Name:         Theresa Miles
                                       Title:


                                    Credit Suisse,
                                    as L/C Bank and Agent

                                    By:   /s/  Stephen M. Flynn
                                       Name:   Stephen M. Flynn
                                       Title:  Member of Senior Managment

                                    By:   /s/  Marilou Palenzuela
                                       Name:   Marilou Palenzuela
                                       Title:  Member of Senior Managment

                                                BANKS

                                    Credit Suisse

                                    By:   /s/  Stephen M. Flynn
                                       Name:   Stephen M. Flynn
                                       Title:  Member of Senior Managment

                                    By:   /s/  Marilou Palenzuela
                                       Name:   Marilou Palenzuela
                                       Title:  Member of Senior Managment


CONSENTED TO:
NATIONAL MEDICAL ENTERPRISES, INC.


By:    /s/ Terence P. McMullen
   Name:    Terence P. McMullen
   Title:   Vice President

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